PARENT GUARANTY


      GUARANTY, dated as of January 20, 1999, made by Alpharma Inc., a Delaware corporation (together with its successors and assigns, the "Parent Guarantor"), in favor of the banks (the "Banks") parties from time to time to the Credit Agreement (as defined below), Union Bank of Norway as agent (the "Agent"), Summit Bank, as working capital agent, documentation agent and co-syndication agent, Union Bank of Norway, as arranger (the "Arranger"), and Den norske Bank ASA, as co-arranger (the "Co-Arranger", and collectively with the Banks, the Agent, the Documentation Agent and the Arranger, the "Guaranteed Parties").

                      W I T N E S S E T H:

     WHEREAS, the Guaranteed Parties have entered into the Credit Agreement dated as of January 20, 1999 (said agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement") with Alpharma U.S. Inc., a corporation organized and existing under the laws of the State of Delaware (the "Borrower");

      WHEREAS, it is a condition precedent to the Initial Funding
Date under the Credit Agreement that the Parent Guarantor shall have executed and delivered this a Guaranty;

      NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make the loans under the Credit Agreement, the Parent Guarantor hereby agrees as follows (with terms used herein and not otherwise defined used with the meaning ascribed thereto in the Credit Agreement):

       SECTION 1. Guaranty. The Parent Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under (a) the Loan Documents and (b) Swap Agreements entered into with a Bank, in either case whether for borrowed money, reimbursement on account of letters of credit, interest, fees or any other amounts due thereunder or otherwise (the "Guaranteed Obligations") and any and all expenses (including counsel fees and expenses) reasonably incurred by any Guaranteed Party in enforcing any rights under this Guaranty.

       SECTION 2. Guaranty Absolute. The Parent Guarantor guarantees that the obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The liability of the Parent Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

      (a)   any  lack of validity or enforceability of  the  Loan
Documents (including this Guaranty) or any other agreement or instrument relating thereto;

      (b)  any change in the time, manner or place of payment of,
or   in  any  other  term  of,  all  or  any  of  the  Guaranteed
Obligations, or any other amendment or waiver of or any consent to departure from the Loan Documents;

       (c)   any  exchange,  release  or  nonperfection  of   any
collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; or

     (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower, or a guarantor.

      SECTION 3. Waiver. The Parent Guarantor hereby waives all notices with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Guaranteed Party protect, secure, perfect or insure any security interests or lien on any property subject thereto or exhaust any right or take any action against the Borrower, or any other person or entity or any collateral.

     SECTION 4. Subrogation. (a) The Parent Guarantor shall not exercise any rights which it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise nor shall the Parent Guarantor seek any reimbursement from the Borrower in respect of payments made by the Parent
Guarantor hereunder, unless and until all of the Guaranteed Obligations shall have been paid and discharged, in full, and if any payment shall be made to the Parent Guarantor on account of such subrogation or reimbursement rights at any time when the Guaranteed Obligations shall not have been paid and discharged, in full, each and every amount so paid shall forthwith be paid to the Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured.

      (b) If, pursuant to Applicable Law, the Parent Guarantor, by payment or otherwise, becomes subrogated to all or any of the rights of the Guaranteed Parties under any of the Loan Documents, the rights of the Guaranteed Parties to which the Parent
Guarantor shall be subrogated shall be accepted by the Parent Guarantor "as is" and without any representation or warranty of any kind by the Guaranteed Parties, express or implied, with respect to the legality, value, validity or enforceability of any of such rights, or the existence, availability, value, merchantability or fitness for any particular purpose of any collateral and shall be without recourse to the Guaranteed Parties.

      SECTION  5.   Representations and Warranties.   The  Parent
Guarantor hereby represents and warrants as follows:

       (a) Incorporation and Good Standing. It is (i) a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and (ii) duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

      (b) Corporate Power and Authorization. The execution, delivery and performance by the Parent Guarantor of this Guaranty are within the Parent Guarantor's corporate powers, have been duly authorized by all necessary corporate action, do not contravene the Parent Guarantor's charter or by-laws, any law or any contractual restriction binding on or affecting and material to the Parent Guarantor, and do not result in or require the creation of any Lien upon or with respect to any of its properties.

      (c) Authorization. No authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Parent Guarantor of this Guaranty, other than (i) consents, authorizations and approvals that have been obtained, are final and not subject to review on appeal or to collateral attack, and are in full force and effect and, in the case of any such required under Applicable Law as in effect on the Agreement Date, are listed on Schedule 7.2(a)(iv) of the Credit Agreement, (ii) notices, filings or registrations that have been given or effected, and (iii) the filing of copies of Loan Documents with the Securities and Exchange Commission as exhibits to its public filings.

      (d) Valid Guaranty. This Guaranty is a legal, valid and binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms, except where such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or equitable principles relating to enforceability.

      (e) Litigation. There is no pending or threatened action or proceeding affecting the Parent Guarantor or its Subsidiaries before any court, governmental agency or arbitrator, in which, individually or in the aggregate, there is a reasonable probability of an adverse decision which could have a Material Adverse Effect or result in a Material Credit Agreement Change.

      (f) Taxes. All federal, and all material state, local and foreign tax returns, reports and statements required to be filed by the Parent Guarantor or any of its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed. All consolidated, combined or unitary returns which include the Parent Guarantor or any of its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed except where such filing is being contested or may be contested. All federal, and all material state, local and foreign taxes, charges and other impositions of the Parent Guarantor, its Subsidiaries or any consolidated, combined or unitary group which includes the Parent Guarantor or any of its Subsidiaries which are due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Parent Guarantor or such Subsidiary in accordance with GAAP. Proper and accurate amounts have been withheld by or on behalf of the Parent Guarantor and each of its Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies, in all material respects. Neither the Parent Guarantor nor any of its Tax Affiliates has agreed or has been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise relating to the Borrower or any of its Subsidiaries which will affect a taxable year of the Parent Guarantor or a Tax Affiliate ending after December 31, 1993, which has not been reflected in the financial statements delivered pursuant to Section 6(g) and which would have a Material Adverse Effect. The Parent Guarantor has no obligation to any Person other than the Borrower and the Parent Guarantor's Subsidiaries under any tax sharing agreement or other tax sharing arrangement.

      (g) Financial Information. (i) The reports of the Parent Guarantor on Form 10-K for the Fiscal Year ended December 31,
1997 and on Form 10-Q for the Fiscal Quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 which have been furnished to the Agent and each Bank, are respectively complete and correct in all material respects as of such respective dates, and the financial statements therein have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of the Parent Guarantor and its consolidated Subsidiaries as of such respective dates (subject, in the case of such reports on Form 10-Q, to changes resulting from normal year-end adjustments).

           (ii)    Since  December 31, 1997  there  has  been  no
     Material Adverse Change or Material Credit Agreement Change.

           (iii) None of the Parent Guarantor or any Subsidiary of the Parent Guarantor had at September 30, 1998 any obligation, contingent liability, or liability for taxes or long-term leases material to the Parent Guarantor and its Subsidiaries taken as a whole which is not reflected in the balance sheets referred to in subsection (i) above or in the notes thereto.

     (h)  ERISA.

           (i) No liability under Sections 4062, 4063, 4064 or 4069 of ERISA has been or is expected by the Parent Guarantor to be incurred by the Parent Guarantor or any ERISA Affiliate with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

           (ii) No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof. Neither the Parent Guarantor nor any ERISA Affiliate is (A) required to give security to any Plan which is a Single-Employer Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, or (B) subject to a Lien in favor of such a Plan under Section 302(f) of ERISA.

           (iii) Each Plan of the Parent Guarantor, each of its Subsidiaries and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

           (iv) Neither the Parent Guarantor nor any of its Subsidiaries has incurred a tax liability under Section 4975 of the Code or a penalty under Section 502(i) of ERISA in respect of any Plan which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

           (v) None of the Parent Guarantor, any of its Subsidiaries or any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability under
     Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan which will result in Withdrawal Liability to the Parent Guarantor, any of its Subsidiaries or any ERISA Affiliate in an amount that could reasonably be expected to have a Material Adverse Effect.

      (i) No Defaults. Neither the Parent Guarantor nor any of its Subsidiaries is in breach of or default under or with respect to any instrument, document or agreement binding upon the Parent Guarantor or such Subsidiary which breach or default is reasonably probable to have a Material Adverse Effect or result in the creation of a Lien on any Property of the Parent Guarantor or its Subsidiaries.

      (j) Disclosure. All written information relating to the Parent Guarantor and any of its Subsidiaries which has been delivered by or on behalf of the Parent Guarantor or the Borrower to the Agent or the Banks in connection with the Loan Documents and all financial and other information furnished to the Agent is true and correct in all material respects and contains no misstatement of a fact of a material nature. Any financial projections and other information regarding anticipated future plans or developments contained therein was based upon the Parent Guarantor's best good faith estimates and assumptions at the time they were prepared.

      (k) Subsidiaries. (i) Schedule 5(k) hereto sets forth all of the Subsidiaries, their jurisdictions of incorporation and the percentages of the various classes of their capital stock owned by the Parent Guarantor or another Subsidiary of the Parent Guarantor, (ii) the Parent Guarantor or another Subsidiary, as the case may be, has the unrestricted right to vote, and to receive dividends and dividends on, all capital stock indicated on such Schedule as owned by the Parent Guarantor or such Subsidiary (subject to limitations imposed by Applicable Law or the Loan Documents) and (iii) such capital stock has been duly authorized and issued and is fully paid and nonassessable.

      (l) Principal Subsidiaries. Schedule 5(l) hereto sets forth all of the Principal Subsidiaries in existence as of the Agreement Date.

      (m) Insurance. All policies of insurance of any kind or nature owned by the Parent Guarantor and its Subsidiaries are maintained with reputable insurers which to the Parent
Guarantor's best knowledge are financially sound. The Parent Guarantor currently maintains insurance with respect to its Properties and business and causes its Subsidiaries to maintain insurance with respect to their respective Properties and business against loss or damage of the kinds customarily insured against by corporations engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations including, without limitation, worker's compensation insurance.

      (n)   Environmental  Protection.  (i) There  are  no  known
conditions or circumstances known to the Parent Guarantor associated with the currently or previously owned or leased properties or operations of the Parent Guarantor or its Subsidiaries or tenants which may give rise to any Environmental Liabilities and Costs which would have a Material Adverse Effect; and

          (ii) No Environmental Lien has attached to any Property of the Parent Guarantor or any of its Subsidiaries which would have a Material Adverse Effect.

      (o) Regulatory Matters. Except as disclosed in the Parent Guarantor's Form 10-K for the fiscal year ending December 31, 1997 or its Report on Form 10-Q for the fiscal quarter ending September 30, 1998, the Parent Guarantor and its Subsidiaries are to the best of their knowledge in compliance with all rules, regulations and other requirements of the Food and Drug Administration ("FDA") and other regulatory authorities of jurisdictions in which the Parent Guarantor or any of its Subsidiaries do business or operate manufacturing facilities, including without limitation those relating to compliance by the Parent Guarantor's or any such Subsidiary's manufacturing facilities with "Current Good Manufacturing Practices" as interpreted by the FDA, except to the extent any such noncompliance would not have a Material Adverse Effect. Except as so disclosed, neither the FDA nor any other such regulatory authority has requested (or, to the Parent Guarantor's knowledge, are considering requesting) any product recalls or other enforcement actions that (a) if not complied with would result in a Material Adverse Effect and (b) with which the Borrower has not complied within the time period allowed.

      (p) Title and Liens. Each of the Parent Guarantor and its Subsidiaries has good and marketable title to its real properties and owns or leases all its other material Properties, in each case, as shown on its most recent quarterly balance sheet, and none of such Properties is subject to any Lien except for Permitted Liens.

      (q) Compliance with Law. Each of the Parent Guarantor and its Subsidiaries is in compliance with all Applicable Law, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect on the business or financial condition of the Parent Guarantor and its Subsidiaries taken as a whole, or the Parent Guarantor's ability to perform its obligations under the Loan Documents.

      (r) Trademarks, Copyrights, Etc. The Parent Guarantor and each of its Subsidiaries own or have the rights to use such trademarks, service marks, trade names, copyrights, licenses or rights in any thereof, as in the aggregate are adequate in the reasonable judgment of the Parent Guarantor for the conduct of the business of the Parent Guarantor and its Subsidiaries as now conducted.

      (s) Year 2000 Issue. The Parent Guarantor and its Subsidiaries have reviewed, and are continuing to review, the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Parent Guarantor and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of the Parent Guarantor and its Subsidiaries interface). The information contained in the Parent Guarantor's Form 10-Q for the Fiscal Quarter ended September 30, 1998 as to the costs to the Parent Guarantor and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to the Parent Guarantor or any of its Subsidiaries (including reprogramming errors and the failure of systems or equipment supplied by others) is complete and correct in all material respect as of such date and such costs are not reasonably expected to result in a Default or Event of Default or to have a material adverse effect on the business, assets, operations, prospects or condition (financial or otherwise) of the Parent Guarantor or any of its Subsidiaries.

      (t)  Pari Passu Obligations.  The obligations of the Parent
Guarantor under this Guaranty do rank at least pari passu in priority of payment with all other present unsecured Indebtedness of the Parent Guarantor.

      (u)  Corporate Headquarters.  The Parent Guarantor and  the
Borrower maintain dual corporate headquarters: in Oslo, Norway through Alpharma A.S. and in northern New Jersey (currently Fort
Lee), U.S.A. through the Parent Guarantor.

      SECTION 6. Affirmative Covenants. As long as any of the Guaranteed Obligations or any other amounts shall remain unpaid, or any Bank shall have any Commitment under the Credit Agreement, unless otherwise agreed by the written consent of the Majority
Banks:

      (a) Compliance with Laws, Etc. The Parent Guarantor shall comply, and cause each of its Subsidiaries to comply, in all material respects with all Applicable Law except such non-compliance as would not have a Material Adverse Effect or result in a Material Credit Agreement Change.

      (b) Payment of Taxes, Etc. The Parent Guarantor and any consolidated, combined or unitary group which includes the Parent Guarantor or any of its Subsidiaries shall pay and discharge, and cause each Subsidiary of the Parent Guarantor to pay and discharge, before the same shall become delinquent, all lawful claims, Taxes, assessments and governmental charges or levies except where contested in good faith, by proper proceedings, and where adequate reserves therefor have been established on the books of the Parent Guarantor or such Subsidiary in accordance with GAAP.

      (c) Maintenance of Insurance. The Parent Guarantor shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent Guarantor or such Subsidiary operates. The Parent Guarantor will furnish to the Agent from time to time such information as may be requested as to such insurance.

      (d) Preservation of Corporate Existence, Etc. The Parent Guarantor shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, their respective corporate existences; provided, that this Section 6(d) shall not apply at any time with respect to the corporate existence of a Subsidiary of the Parent Guarantor (other than the Borrower and the Scandinavian Principal Companies) in any case where the Parent Guarantor's Board of Directors determines in good faith that such termination of corporate existence is in the best interests of the Parent Guarantor and its Subsidiaries taken as a whole and where noncompliance will not have a Materially Adverse Effect on the Parent Guarantor and its Subsidiaries or any Loan Document (other than a Loan Document delivered by a Subsidiary that at such time is no longer a Principal Subsidiary, as determined at such time); provided, further that this Section 6(d) shall be without prejudice to the other provisions of this Guaranty and the Credit Agreement.

      (e) Books and Access. The Parent Guarantor shall, and shall cause each of its Subsidiaries to, keep proper books of record and accounts in conformity with GAAP, and upon reasonable notice and at such reasonable times during the usual business hours as often as may be reasonably requested, permit representatives of the Agent, at its own initiative or at the request of any Bank, to make inspections of its Properties, to examine its books, accounts and records and make copies and memoranda thereof and to discuss its affairs and finances with its officers or directors and independent public accountants.

      (f) Maintenance of Properties, Etc. The Parent Guarantor shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of their respective Properties which are used or useful in the conduct of its business in good working order and condition and, from time to time make or cause to be made all appropriate repairs, renewals and replacements, except where the failure to do so would not have a Material Adverse Effect.

      (g) Financial Statements. The Parent Guarantor shall furnish, or cause to be furnished, to the Agent (with sufficient copies for the Banks):

           (i) as soon as available but not later than fifty (50) days after the close of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Parent Guarantor, consolidated and consolidating balance sheets of the Parent Guarantor and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of operations and the consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Quarter and (in the case of the second and third Fiscal Quarters) for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Financial Officer of the Parent Guarantor as fairly presenting, in accordance with GAAP, the financial condition and results of operations of the Parent Guarantor and its Subsidiaries, subject to changes resulting from normal year-end audit adjustments; provided, that to the extent set forth therein and otherwise complying with the requirements of this clause, the Parent Guarantor may satisfy the requirements hereof by delivering its Form 10Q for the applicable period;

          (ii) (1) as soon as available but no later than ninety-five (95) days after the close of each Fiscal Year of the Parent Guarantor, consolidated and consolidating balance sheets of the Parent Guarantor and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of operations and the consolidated statement of cash flows of the Borrower and its Subsidiaries for such year, setting forth in each case in comparative form the consolidated and consolidating figures for the previous Fiscal Year, all in reasonable detail and certified in the case of the consolidated financial statements by PriceWaterhouseCoopers or another firm of nationally recognized independent public accountants, which report shall state without qualification as to the scope of the audit or as to going concern that such consolidated financial statements present fairly the financial position and the results of operations as at the dates and for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with GAAS,
     (2) as soon as available but not later than one hundred twenty (120) days after the close of each Fiscal Year of the Parent Guarantor, a certificate from such accounting firm that in the course of the regular audit of the business of the Parent Guarantor and its Subsidiaries, which audit was conducted by such accounting firm in accordance with GAAS, such accounting firm reviewed the financial covenants included in Section 8 and such review disclosed no evidence that an Event of Default or Default has occurred based on such financial covenants or, if in the opinion of such accounting firm, such an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof; provided, that to the extent set forth therein and otherwise complying with the requirements of this clause, the Parent Guarantor may satisfy the requirements hereof by delivering its Form 10K for the applicable period;

            (iii) together with each delivery of financial statements of the Parent Guarantor pursuant to clauses (i) and (ii) above and commencing with the Fiscal Quarter ending December 31, 1998, a certificate issued by a Responsible Financial Officer of the Parent Guarantor (1) demonstrating compliance at the end of the accounting period described in such statements with the financial covenants contained herein and (2) containing in reasonable detail the component figures contained in the respective total figures stated in such certificate;

            (iv) together with each delivery of financial statements of the Parent Guarantor and its Subsidiaries pursuant to clauses (i) or (ii) above, and commencing with the Fiscal Quarter ending September 30, 1998, a certificate signed by a Responsible Financial Officer of the Parent Guarantor stating that (1) such officer is familiar with both this Guaranty and the business and financial condition of the Parent Guarantor (2) that the representations and warranties set forth in Section 5 hereof are true and correct in all material respects as though such representations and warranties had been made by the Parent Guarantor on and as of the date thereof (other than those that are expressly stated to be made as of a certain date), and (3) no Event of Default or Default has occurred and is continuing or if an Event of Default or Default has occurred and is continuing a statement as to the nature thereof, and whether or not the same shall have been cured;

          (v) together with each delivery of financial statements of the Parent Guarantor and its Subsidiaries pursuant to clause (ii) above, a certificate signed by a Responsible Financial Officer of the Parent Guarantor stating that as of the date of such certificate, the entities listed on a schedule attached thereto are all of the Principal Subsidiaries in existence at such time (describing any changes in the entities constituting Principal Subsidiaries since the delivery of the last such certificate);

            (vi)   together  with  each  delivery  of   financial
     statements  of  the  Parent Guarantor and  its  Subsidiaries
     pursuant   to  clauses  (i)  or  (ii)  above,   a   schedule
     substantially in the form of Schedule 6(g)(vi) hereto, certified by a Responsible Financial Officer of the Parent Guarantor, setting forth any changes in the outstanding long-
     term   indebtedness   of  the  Parent  Guarantor   and   its
     Subsidiaries since the date of the previously delivered schedule.

            (vii)   together  with  each  delivery  of  financial
     statements of the Parent Guarantor pursuant to clauses (i) and (ii) above and commencing with the Fiscal Year ending December 31, 1998, a report providing information on the status of actions taken by the Parent Guarantor and its Subsidiaries in order to comply with Section 6(l) of the Parent Guaranty; provided, that to the extent set forth therein and otherwise complying with the requirements of this clause, the Parent Guarantor may satisfy the requirements hereof by delivering its Form 10K for the applicable period.

      (h) Reporting Requirements. The Parent Guarantor shall furnish to the Agent for distribution to the Banks:

           (i) from time to time as the Agent may reasonably request, copies of such statements, lists of Property, accounts, reports or information prepared by or for the Parent Guarantor or within the Parent Guarantor's control. In addition, the Parent Guarantor shall furnish to the Agent for distribution to the Banks, within fifteen (15) days after delivery thereof to the Parent Guarantor's Board of Directors, copies of budgets and forecasts prepared by or for the Parent Guarantor or within the Parent Guarantor's control (including, without limitation, any such accounts, reports, information, final budgets and forecasts delivered to the Parent Guarantor's Board of Directors in connection with a proposed Acquisition, except to the extent that any such information about the company or product to be Acquired is subject to a confidentiality agreement and cannot be properly disclosed);

           (ii) promptly and in any event within thirty (30) days after the Parent Guarantor, any of its Subsidiaries or any ERISA Affiliate knows that any ERISA Event has occurred (other than a Reportable Event for which notice to the PBGC is waived), a written statement of the chief financial officer or other appropriate officer of the Parent Guarantor describing such ERISA Event and the action, if any, which the Borrower, any of its Subsidiaries or any ERISA Affiliate proposes to take with respect thereto, and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

           (iii) promptly and in any event within thirty (30) days after notice or knowledge thereof, notice that the Parent Guarantor or any of its Subsidiaries becomes subject to the tax on prohibited transactions imposed by Section 4975 of the Code, together with a copy of Form 5330;

           (iv) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against or affecting the Parent Guarantor or any of its Subsidiaries, in which there is a reasonable probability of an adverse decision which would have a Material Adverse Effect;

          (v) promptly upon the Parent Guarantor or any of its Subsidiaries learning of (i) any Event of Default or any Default, or (ii) any Material Credit Agreement Change, telephonic or telegraphic notice specifying the nature of such Event of Default, Default or Material Credit Agreement Change, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

           (vi) promptly after the sending or filing thereof, copies of all reports which the Parent Guarantor sends to its security holders generally, and copies of all reports and registration statements which the Parent Guarantor or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

           (vii) promptly upon, and in any event within 30 days of, the Parent Guarantor or any of its Subsidiaries learning of any of the following:

                     (1)  notice that any Property of the  Parent
          Guarantor or any of its Subsidiaries is subject to any Environmental Liens individually or in the aggregate which would have a Material Adverse Effect;

                    (2) any proposed acquisition of stock, assets or real estate, or any proposed leasing of Property, or any other action by the Parent Guarantor or any of its Subsidiaries in which there is a reasonable probability that the Parent Guarantor or any of its Subsidiaries would be subject to any material Environmental Liabilities and Costs, provided, that, in the event of any such proposed acquisition or lease, the Parent Guarantor must furnish to the Agent evidence in a form acceptable to the Agent that the proposed acquisition will not have a Material Adverse Effect;

            (viii) prior to the effectiveness thereof, information relating to any proposed change in the accounting treatment or reporting practices of the Parent Guarantor and its Subsidiaries the nature or scope of which materially affects the calculation of any component of any financial covenant, standard or term contained in this Guaranty; and

           (ix) prior to the Parent Guarantor, or any of its Subsidiaries, (i) entering into any agreement relating to the sale of, or the granting of a Lien on, assets having a fair market value of $10,000,000 or more, or (ii) incurring Indebtedness pursuant to a single transaction the aggregate principal amount of which is $10,000,000 or more, the Parent Guarantor shall give the Agent 15 days' notice of its intention to enter into such an agreement; and

           (x) from time to time, such other information and materials as the Agent (or the Banks through the Agent may reasonably request.

      (i) Additional Credit Support Documents. The Parent Guarantor shall deliver, or shall cause to be delivered, within five (5) Business Days of delivery to the Agent of a certificate pursuant to Section 6(g)(v) hereof, in respect of each Principal Subsidiary, disclosed on the schedule attached to such certificate (a) a Subsidiary Guaranty duly executed by each such Principal Subsidiary or (b) if any such Principal Subsidiary is a Non-U.S. Subsidiary, a Pledge Agreement duly executed by the Shareholders of such Non-U.S. Subsidiary; provided, that this Section (i) shall not apply to any Principal Subsidiary as to which there already is at such time a valid and binding Subsidiary Guaranty or Pledge Agreement (as the case may be).

      (j) Delivery of Opinions. Concurrently with the execution and delivery of any additional Credit Support Documents pursuant to Section 6(i) hereof, the Parent Guarantor shall deliver, or shall cause to be delivered, to the Agent an opinion of counsel relating to such additional Credit Support Document in form and substance substantially similar to the opinions rendered in connection with comparable agreements on the Effective Date.

     (k) Stock Exchange Listing. The Parent Guarantor's Class A common stock shall at all times be listed on The New York Stock
Exchange.

      (l) Year 2000 Compliance. The Parent Guarantor shall take, and shall cause each of its Subsidiaries to take, all necessary action to complete in all material respects by the end of the time periods set forth in the Parent Guarantor's Form 10-Q for the Fiscal Quarter ended September 30, 1998, the reprogramming of computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Parent Guarantor and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such systems of the Parent Guarantor or any of its Subsidiaries interface) as described in such Form 10-Q and required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and the testing of such systems and equipment, as so reprogrammed except to the extent that failure to so comply would not have a Material Adverse Effect. At the request of the Bank, the Parent Guarantor shall provide, and shall cause each of its Subsidiaries to provide, to the Bank reasonable assurance of its compliance with the preceding sentence.

      (m) Pari Passu Obligations. The obligations of the Parent Guarantor under this Agreement and the Notes do rank and will at all time rank at least pari passu in priority of payment with all other present and future unsecured Indebtedness of the Parent Guarantor.

      (n) Appointment of Financial Adviser. If at any time the Parent Guarantor, in order to comply with Section 8(a) hereof, relies on proviso (B) of such Section 8(a), then the Parent Guarantor shall promptly retain a financial adviser or an investment bank (in either case of internationally recognized standing) to advise and assist the Parent Guarantor in raising sufficient Equity to restore (i) the Equity Ratio to a minimum of 0.25:1 and (ii) the Adjusted Equity Ratio to a minimum of 0.30:1. Copies of the engagement letter pursuant to which such financial adviser or investment bank is retained shall be promptly delivered to each of the Banks.

      (o) Corporate Headquarters. The Parent Guarantor shall, and shall cause the Borrower to, maintain dual corporate headquarters: in Oslo, Norway through Alpharma A.S. and in northern New Jersey (currently Fort Lee), U.S.A. through the Parent Guarantor.

      SECTION 7. Negative Covenants. So long as any of the Guaranteed Obligations or any other amounts shall remain unpaid or any Bank shall have any Commitment under the Credit Agreement, unless otherwise agreed by the written consent of the Majority
Banks:

      (a) Liens, Etc. The Parent Guarantor shall not, directly or indirectly, create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its Properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, except the following (collectively, "Permitted Liens").

          (i) Liens created by the Loan Documents;

          (ii) Liens listed on Schedule 7(a)(ii) hereto;

           (iii) Liens securing a tax, assessment or other governmental charge or levy or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals and any other statutory lien (other than Environmental Liens), but only if (A) such Lien was incurred in the ordinary course of business and (B) the liability secured by such Lien (1) is not delinquent or (2) is being contested in good faith by appropriate proceedings and adequate reserves or other appropriate provisions have been provided therefor in an amount not less than the amount required by GAAP;

           (iv) Liens consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance or similar legislation;

           (v) Liens constituting an encumbrance in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property that does not have a materially adverse effect on the Parent Guarantor or its Subsidiaries;

          (vi) Liens of landlords or of mortgagees of landlords arising by operation of law or pursuant to the terms of real property leases, provided that the rental payments secured thereby are not yet due and payable;

          (vii) Any interest or title of a lessor under any lease
     entered  into  by  the  Parent  Guarantor  or  any  of   its
     Subsidiaries in the ordinary course of its business and covering only the assets so leased;

          (viii) Liens to secure the performance of bids, trade contracts (other than for borrowed money), obligations for utilities leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (ix) judgment or other similar Liens arising in connection with legal proceedings, provided that there shall be no period of more than 15 consecutive days during which a stay of enforcement of the related judgment shall not be in effect


      (b) Mergers. The Parent Guarantor shall not merge or consolidate in any transaction in which it or the Borrower is not the surviving Person. The Parent Guarantor shall not, without the consent of the Majority Banks, permit any of its Subsidiaries to merge or consolidate in any transaction in which such Subsidiary is not the surviving Person other than in mergers of any Subsidiary (other than the Borrower) into the Parent Guarantor, the Borrower or any other wholly owned Subsidiary of the Parent Guarantor or the Borrower that is incorporated in the U.S.; provided, that with respect to mergers in which the surviving entity is not the Parent Guarantor or the Borrower, then the Parent Guarantor shall cause such surviving entity to deliver a Subsidiary Guaranty if immediately after the merger the surviving entity is a Principal Subsidiary (as determined at such time) in respect of which there is not, at such time, a valid, legal and binding Subsidiary Guaranty or Pledge Agreement.

      (c) Substantial Asset Sale. The Parent Guarantor shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of all or any substantial part of its or their assets (including any of the stock of the Scandinavian Principal Companies owned by it or them), except that this Section 7(c) shall not apply to (i) any disposition of assets (A) in the ordinary course of business or (B) any disposition of assets (other than assets consisting of the stock of the Scandinavian Principal Companies or assets owned by the Scandinavian Principal Companies) (I) to the Parent Guarantor, the Borrower or any Principal Subsidiary (in respect of which there is in existence a legal, valid and binding Subsidiary Guaranty or Pledge Agreement) or (II) where the proceeds of such disposition (x) consist solely of cash or Cash Equivalents and
(y) the Net Cash Proceeds of such disposition are first applied towards the prepayment of any Loans then outstanding in accordance with Section 5.4(a) of the Credit Agreement; provided, that for purposes of this Section 7(c), any such prepayment shall be effected on the next succeeding day on which an interest payment is due in respect of the Loan being prepaid after consummation of the asset sale, and if such day is not the last day of the Interest Period in respect of the Loan or Loans being prepaid, the Borrower shall continue to be liable for any costs or expenses pursuant to Section 12.4(c) or (ii) the contribution by Wade Jones Company, Inc., a Texas corporation, an indirect wholly-owned Subsidiary of the Parent Guarantor ("Wade Jones"), of assets relating to the distribution activities of Wade Jones in connection with the formation of Wynco, LLC, a limited liability company, among Wade Jones, G&M Animal Health Distributors, Inc., a corporation duly organised under the State of Arkansas, and T&H Distributors, LLC, a Delaware limited liability company.

      (d) Transactions with Affiliates. The Parent Guarantor shall not engage in, and will not permit any of its Subsidiaries to engage in, any transaction with an Affiliate of the Parent Guarantor or of such Subsidiary other than transactions in the ordinary course of business between a Subsidiary and its parent or among Subsidiaries of the Parent Guarantor that are on terms no less favorable to the Parent Guarantor or such Subsidiaries than as would be obtained in a comparable arms-length transaction.

      (e) Activities. The Parent Guarantor shall not engage in any business activities, own any Properties or incur any obligations or Indebtedness other than (a) as contemplated by the Loan Documents, (b) the ownership of the Equity of its
Subsidiaries  and  of  the real estate and  improvements  thereon relating to its manufacturing facility in Chicago Heights, Illinois , (c) business activities, the ownership of Properties and the incurrance of obligations or Permitted Indebtedness in connection with the operation of its animal health business and
(d) the incurrance of obligations in connection with the guaranty or similar assurance of payment or performance of the obligations or Permitted Indebtedness of its Subsidiaries; provided that in the case of the foregoing sub-clauses (c) or (d) only so long as such business activities or obligations do not violate any other provision of this Guaranty or any other Loan Document.
      (f)   Restrictions on Indebtedness.  (i) Subject to  clause
(ii) below, the Parent Guarantor shall not incur, and shall not permit its Subsidiaries to incur, Indebtedness except the following (collectively, "Permitted Indebtedness"):

          (A) Indebtedness under the Loan Documents;

           (B) Any Indebtedness incurred by the Parent Guarantor or the Borrower (but not any other Subsidiary of the Parent Guarantor) if prior to, and immediately after, the incurrence thereof, the Senior Ratio is equal to or less than 3.5;

           (C) Subordinated Indebtedness of the Parent Guarantor or the Borrower; or

          (D) Permitted Intercompany Indebtedness;

           (E) Indebtedness incurred pursuant to a Permitted Credit Line up to an aggregate principal amount which does not exceed the principal amount disclosed on Schedule 7(f)(i)(E) hereto under the heading "Total Permitted Credit Line"; or

           (F) Indebtedness of the Parent Guarantor or the Borrower under Swap Agreements entered into in the ordinary course of business with any Bank.

provided, that prior to the incurrence of Subordinated Indebtedness, the Agent shall have received an opinion of counsel relating to such Subordinated Indebtedness and stating that in the opinion of such counsel the Indebtedness of the Loan Parties under the Loan Documents is senior indebtedness within the meaning of such term (or a term analogous thereto) as used in the terms and provisions relating to such Subordinated Indebtedness.

       (ii) Notwithstanding clause (i) above, no Permitted Indebtedness may be incurred unless (A) the Parent Guarantor or the Borrower shall have given the Agent at least 7 Business Days' prior notice of the intention to incur such Indebtedness in accordance with the terms hereof and (B) if the principal amount of such Indebtedness is $1,000,000 or more, the Person to whom the debtor in respect of such Indebtedness shall be obligated becomes a party to the Intercreditor Agreement (unless it is already a party to such agreement); provided, however, that clause (B) hereof shall not apply to (1) Subordinated Debt or (2) Indebtedness that is otherwise Permitted Indebtedness and that is issued pursuant to a (x) registration statement filed with the Securities and Exchange Commission or (y) a private placement with institutional investors. In the case of such a private placement with institutional investors, the Parent Guarantor or the Borrower shall use its reasonable best efforts to ensure that the institutional investors in such private placement become parties to the Intercreditor Agreement.

      (iii) The Parent Guarantor shall not, and shall not permit any of its Subsidiaries to, make any voluntary pre-payments of principal in respect of Subordinated Indebtedness so long as there are any amounts outstanding under the Loan Documents. For the avoidance of doubt, the parties agree that this clause (iii) shall not restrict payments of principal in respect of
Subordinated Indebtedness so long as (A) such Subordinated Indebtedness is evidenced by convertible bonds, notes or debentures, (B) such payment is being made in connection with the exercise by the issuer thereof of the conversion option applicable to such Indebtedness at a time when the conversion option applicable to such Indebtedness is at a price lower than the then present market price of the security issuable upon conversion, (C) such payment is not being made any earlier than three years from the date of issuance of such Indebtedness and
(D) the Majority Banks have consented to such payment (which consent shall not be unreasonably withheld).

      SECTION 8. Financial Covenants. As long as any of the Guaranteed Obligations shall remain unpaid or any Bank shall have any Commitment under the Credit Agreement, unless otherwise agreed by the written consent of the Majority Banks:

      (a) Minimum Equity Ratio. The Equity Ratio of the Parent Guarantor and its Subsidiaries shall not at any time be less than
(i) 0.2:1, from the Agreement Date through December 31, 1998, and
(ii) 0.3:1 thereafter; provided, however, (A) if at any time after December 31, 1998 the Adjusted Equity Ratio is equal to or greater than 0.3:1, then the Equity Ratio during any such period shall not at any time be less than 0.25:1 and provided, further,
(B) if prior to December 31, 1999 the Parent Guarantor or any of its Subsidiaries makes a Significant Acquisition, then from the Significant Acquisition Date through the earlier of (x) June 30, 2000 and (y) six (6) months after such transaction is consummated, during any period for which the Adjusted Equity Ratio is equal to or greater than 0.3:1, the Equity Ratio shall for such period not be less than 0.20:1. For purposes of this
Section 8(a), the "Adjusted Equity Ratio" shall mean, at any time, the ratio of (A) the sum of (I) the Net Worth of the Parent Guarantor and its Subsidiaries on a consolidated basis plus (II) 50% of the aggregate principal amount of Subordinated Indebtedness outstanding at such time to (B) the total value of the assets of the Parent Guarantor and its Subsidiaries on a consolidated basis as shown on the Parent Guarantor's then most recent quarterly consolidated balance sheet.

      (b) Total Indebtedness to EBITDA. The ratio of (i) Total Indebtedness to (ii) EBITDA as at the last day of any period of four consecutive Fiscal Quarters of the Parent Guarantor shall not be less than (A) 5.50:1, from the Agreement Date through December 31, 2000, (B) 5.25:1, from January 1, 2001 through December 31, 2001, and (C) 5.00:1 thereafter; provided, however, that if prior to December 31, 2000 the Parent Guarantor or any of its Subsidiaries makes a Significant Acquisition, then the ratio of Total Indebtedness to EBITDA shall not be less than 6.0:1 from the Significant Acquisition Date through the earlier of (x) December 31, 2000 and (y) eighteen (18) months after such transaction is consummated.

      (c)   Interest Coverage Ratio.  The ratio of (i) EBITDA  to
(ii) Total Interest Expense for any period of four consecutive Fiscal Quarters of the Parent Guarantor shall not be less than
(A)  2.25:1, from the Agreement Date through December  31,  2000,
(B)  2.50:1, from January 1, 2001 through December 31, 2001,  and
(C) 3.00:1 thereafter; provided, however, that if prior to December 31, 2000 the Parent Guarantor or any of its Subsidiaries makes a Significant Acquisition, then the ratio of EBITDA to Total Interest Expense shall not be less than 2.0:1 from the Significant Acquisition Date through the earlier of (x) December 31, 2000 and (y) eighteen (18) months after such transaction is consummated.

      SECTION 9. Payments and Computations. (a) The Parent Guarantor shall make each payment payable by it hereunder not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Agent at its address referred to in Section
12.2 of the Credit Agreement in immediately available funds without set-off or counterclaim, for the account of the several Banks.

      (b)   No  Reductions.  (i) Subject to Section 9(b)(ii)  and
(iii), payments due to the Agent, the Arranger, the Co-Arranger or any Bank hereunder, and all other terms, conditions, covenants and agreements to be observed and performed by the Parent Guarantor hereunder, shall be made, observed or performed by the Parent Guarantor without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax.

      (ii)(x) If any withholding or deduction from any payment to be made by the Parent Guarantor hereunder is required for any Taxes under any applicable law, rule or regulation, then the Parent Guarantor will

           (A) pay directly to the relevant taxing authority the full amount required to be so withheld or deducted;

           (B) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

           (C) pay to the Agent for the account of the Banks such additional amount or amounts necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.

      In addition, to the extent permitted by applicable law, the Parent Guarantor agrees to pay any present or future stamp or documentary taxes, excise or property taxes, or any other charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty or the Notes (hereinafter referred to as "Other Taxes").

     Each Bank shall use its reasonable best efforts to designate another of its then existing offices as its Lending Office if the making of such designation would, without any detrimental effect to such Bank (as determined by the Bank in its sole discretion), avoid the need for, or reduce the amount of, such withholding or deduction from any payment to be made to such Bank by the Parent Guarantor hereunder required for any Taxes.

      The Parent Guarantor will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor.

      If the Parent Guarantor fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Banks, the required receipts or other required documentary evidence, the Parent Guarantor shall indemnify the Agent and the Banks for any incremental Taxes or Other Taxes, penalties, interest or expenses that may become payable by the Agent or any Bank as a result of any such failure.

      (y) Notwithstanding subsection (x), the Parent Guarantor shall not be required to indemnify or pay additional amounts for or on account of:

      (A) Taxes imposed on or measured by the net income of the Agent or any Bank or franchise Taxes imposed on the Agent or any Bank, but in each case only to the extent imposed by the jurisdiction under the laws of which the Agent or such Bank is organized or doing business (other than as a result of the transactions contemplated by the Loan Documents or the Agent's or any Bank's enforcement of its rights under any Loan Document) or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which the Agent or such Bank's lending office or principal executive office is located or any political subdivision or taxing authority thereof or therein (except, in each case, to the extent required by the following paragraph to make payments on a net after-tax-basis), or

      (B) any Tax or Other Tax imposed by reason of either (i) the failure of the certification made by a Bank on any form provided pursuant to Section 9(b)(iii) to be accurate and true in all material respects unless any such failure is attributable solely to a Change in Tax Law that occurs on or after the date on which such form is provided by such Bank, or (ii) the failure by a Bank to deliver to the Parent Guarantor (or the Borrower) and the Agent two duly completed and executed copies of IRS Form 1001 or 4224 (or successor applicable forms) in accordance with the second sentence of Section 9(b)(iii), certifying that such Bank is entitled to receive payments under this Guaranty and the Loans without deduction or withholding of any United States federal income taxes, provided that this clause (B)(ii) will not apply if such failure is attributable solely to a Change in Tax Law that occurs on or after the date hereof.

      All amounts payable as additional amounts or indemnities pursuant to this Section 9(b) shall include an amount necessary to hold the Agent or the relevant Bank harmless on a net after-tax-basis from and against all Taxes required to be paid with respect to or as a result of the payment of such additional amount or indemnity (including, without limitation, Taxes described in clause (A) of the preceding paragraph.)

     (iii) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees that it will, on or before the date that the Parent Guarantor delivers this Guaranty (or, in the case of a Bank that becomes a Bank pursuant to an assignment described in Section 12.7 of the Credit Agreement, on or before the date that the Agent records the Notice of the Assignment and Acceptance by which it becomes a
Bank), deliver to the Parent Guarantor and the Agent two duly completed and executed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments payable to it under this Guaranty and the Loans without deduction or withholding of any United States federal income taxes. Each Bank that undertakes to deliver to the Parent Guarantor and the Agent an IRS Form 1001 or 4224 under the preceding sentence further undertakes to deliver to the Agent and the Parent Guarantor two additional duly completed and executed copies of Form 1001 or 4224 (or successor applicable forms) on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Parent Guarantor and the Agent, and such extensions or renewals thereof as may reasonably be required by the Parent Guarantor, certifying, in the case of a Form 1001 or 4224, that such Bank is entitled to receive payments under this Guaranty and the Loans without deduction or withholding of any United States federal income taxes, unless, in any such case, an event (including, without limitation, any Change in Tax Law) has occurred before the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which causes such Bank to be no longer eligible to complete and deliver any such form with respect to it, in which case the Bank shall either (1) furnish to the Parent Guarantor such forms or other certification as the Bank (in its sole opinion) is legally entitled to furnish evidencing the Bank's eligibility for a complete exemption from or a reduced rate of withholding of United States federal income taxes, or (2) notify the Parent Guarantor that the Bank is not capable of receiving payments without any deduction or withholding of United States federal income tax.

      SECTION 10. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing
(including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to the Parent Guarantor, addressed to it at One Executive Drive, Fort Lee, New Jersey 07024, Tel: (201) 947-7774, Fax: (201) 947-0795 Attention: Albert
N. Marchio, II, Treasurer, if to the Agent, addressed to it at the address specified in the Credit Agreement, or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid, and shall, when delivered or telecopied, be effective when received.

     SECTION 11. No Waiver; Remedies. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 12. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default (as defined in the Credit Agreement), each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Parent Guarantor against any and all of the obligations of the Parent Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Bank shall have made any demand under this Guaranty. Each Bank agrees promptly to notify the Parent Guarantor after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

      SECTION 13. Continuing Guaranty; Transfer of Interest. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until indefeasible payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) be binding upon the Parent Guarantor, its successors and permitted assigns, provided that the Parent Guarantor may not assign or transfer its obligations hereunder without the consent of the Majority Banks, and (iii) inure to the benefit of and be enforceable by any Guaranteed Party and its respective successors, transferees, and assigns, without limiting the generality of the foregoing clause (iii), any Bank may assign or otherwise transfer all or any part of its rights and obligations under the Credit Agreement in accordance therewith, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Bank herein or otherwise, subject, however, to the provisions of
Article XII of the Credit Agreement.

      SECTION 14. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party (as defined in the Credit Agreement) for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guaranteed Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Guaranteed Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      SECTION 15. Defined Terms. (a) As used in this Guaranty, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Adjusted Equity Ratio" has the meaning specified in Section
8(a).

      "Current Assets" means, at any time, as to the Parent Guarantor and its Subsidiaries, the consolidated current assets of the Parent Guarantor and its Subsidiaries for the then most recently ended Fiscal Quarter, as shown on the Parent Guarantor's then most recent consolidated balance sheet at such time.

      "Current Liabilities" of the Parent Guarantor and its Subsidiaries means, at any time, (a) the consolidated current liabilities of the Parent Guarantor and its Subsidiaries plus (b) to the extent not included in (a), the current liabilities of any Person (other than the Parent Guarantor or any of its Subsidiaries) that are guaranteed by the Parent Guarantor or any of its Subsidiaries, in each case for the then most recently ended Fiscal Quarter as shown on the Parent Guarantor's then most recent consolidated balance sheet at such time.

      "Earnings from Operations" means, at any time, operating income for the Parent Guarantor and its Subsidiaries on a consolidated basis as set forth in the consolidated statement of income of the Parent Guarantor and its Subsidiaries for the immediately preceding four consecutive Fiscal Quarters (or such fewer number of consecutive Fiscal Quarters as shall have ended immediately following the Effective Date) for which financial statements have been delivered to the Banks pursuant to Section 6(g) of this Guaranty; provided, however, that if the Parent
Guarantor or any of its Subsidiaries makes a Significant Acquisition, then there shall be in the foregoing calculation of EBIT the EBIT attributable to the product or product line so acquired.

      "EBIT"  means,  at any time, an amount  equal  to  (a)  the
consolidated  net  income  of  the  Parent  Guarantor   and   its
Subsidiaries before interest expense and provision for taxes (excluding extraordinary gains and losses and gains from sales of assets other than sales of inventory in the ordinary course of business), in each case determined in accordance with GAAP for the immediately preceding four consecutive Fiscal Quarters (as shown on the Parent Guarantor's consolidated financial statements and other reports, statements, budgets and forecasts, if any, most recently delivered to the Agent);

      "EBITDA" means, for any period, an amount equal to (a) the consolidated net income of the Parent Guarantor and its
Subsidiaries plus, to the extent deducted in computing such net income, interest expense and provision for taxes plus (b) the amount of all amortization of intangibles and depreciation that were deducted in arriving at such amount minus (c) the amount of all non-cash gains that were added in arriving at such amount, in each case determined in accordance with GAAP for such period (as shown on the Parent Guarantor's most recent consolidated financial statements delivered to the Agent); provided, however, that extraordinary gains and losses and gains from sales of assets other than sales of inventory in the ordinary course of business shall be excluded from the calculation of such consolidated net income; provided further, that if the Parent Guarantor or any of its Subsidiaries makes a Significant Acquisition during such period, then there shall be included in the foregoing calculation of EBITDA the EBITDA of the acquired Person and/or the EBIT attributable to the acquired product or product line, as the case may be, for such period; provided, further, that subject to the consent of the Banks (which shall not be unreasonably withheld), the following items may be excluded from the calculation of EBITDA for purposes of calculating the Margin Ratio under the Credit Agreement and compliance  with  Sections 7(f)(i)(B),  8(b)  and  8(c)  of  this
Guaranty: (i) one time charges resulting from reorganizations of the Parent Guarantor and/or both existing and new Subsidiaries,
(ii) gains and/or losses from the sale of a business and (iii) one time charges in connection with an acquisition as may be required in accordance with GAAP (and, for the avoidance of doubt, the Banks have consented to the exclusion of the one time charge relating to the acquisition of Arthur H. Cox & Co. Limited, a U.K. company, and English company, and its Subsidiaries from the calculation of EBITDA as aforesaid).

      "Equity Ratio" means, at any time, the ratio of (a) the Net Worth of the Parent Guarantor and its Subsidiaries to (b) the total value of the assets of the Parent Guarantor and its Subsidiaries as shown on the Parent Guarantor's then most recent quarterly consolidated balance sheet.

      "Net Worth" means, at any time, as to the Parent Guarantor and its Subsidiaries on a consolidated basis, the excess of total assets over total liabilities, as shown on the Parent Guarantor's then most recent consolidated balance sheet.

     "Permitted Credit Lines" means the lines of credit available to the Parent Guarantor and its Subsidiaries that are listed on
Schedule 7(f)(i)(E) hereto.

      "Permitted  Indebtedness"  has  the  meaning  specified  in
Section 7(a).

     "Permitted Liens" has the meaning specified in Section 7(a).

      "Permitted Intercompany Indebtedness" means Indebtedness incurred by the Parent Guarantor, the Borrower, a Subsidiary Guarantor or a Pledged Subsidiary and owing to the Parent Guarantor, the Borrower, a Subsidiary Guarantor or a Pledged Subsidiary (as the case may be).

      "Senior Ratio" means at any time the sum of (a) the aggregate principal amount of all Senior Indebtedness at such time outstanding divided by (b) EBITDA at such time.

      "Senior Indebtedness" means all Indebtedness of the  Parent
Guarantor and its Subsidiaries on a consolidated basis other than Subordinated Indebtedness.

     "Significant Acquisition" means an acquisition (whether in a single  transaction or in a series of transactions  over  any  12 month period) of Equity or assets having a fair market value greater than $50,000,000 in the aggregate.

      "Significant Acquisition Date" means, with respect to a Significant Acquisition, the date on which the transaction involving such Significant Acquisition (or, if a series of transactions, the first transaction in which the fair market value of the Acquisition when aggregated with all other acquisitions during such 12 month period exceeded $50,000,000) is consummated.

       "Subordinated Indebtedness" means, as to the Parent Guarantor and its Subsidiaries, Indebtedness that (a) is subject to subordination terms that are no less favorable to the Banks than those contained in Exhibit A hereto and that are otherwise satisfactory to the Agent and (b) does not commence to amortize or otherwise require any mandatory installments of principal until six months after the Termination Date.

      "Total  Capital"  means, at any  time,  as  to  the  Parent
Guarantor and its Subsidiaries on a consolidated basis, the sum for the Parent Guarantor and its Subsidiaries of (a) Net Worth plus (b) Subordinated Indebtedness.

      "Total Interest Expense" means, for any period, the cash interest expense incurred by the Parent Guarantor and its Subsidiaries, on a consolidated basis, for such period with respect to the aggregate amount of all Indebtedness outstanding during such period; provided, however, that if the Parent
Guarantor or any of its Subsidiaries makes a Significant Acquisition during such period, then there shall be included in the foregoing calculation of Total Interest Expense the Total Interest Expense of the acquired Person and/or the Total Interest Expense attributable to the acquired product or product line, as the case may be, for such period.

      "Total Indebtedness" means, at any time, the aggregate principal amount of Indebtedness of the Parent Guarantor and its Subsidiaries (on a consolidated basis) outstanding at such time.

      "Year 2000 Issue" means the failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

      (b) Any terms used in this Guaranty and not otherwise defined are used with the meaning ascribed thereto in the Credit
Agreement.

     SECTION 16.  GOVERNING LAW.  THIS GUARANTY SHALL BE GOVERNED
BY,  AND  CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE  OF
NEW YORK.

      SECTION 17. WAIVER OF JURY TRIAL. THE PARENT GUARANTOR IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER, UNDER THE CREDIT AGREEMENT OR UNDER THE OTHER LOAN DOCUMENTS RELATIVE TO EACH OF THE FOREGOING.


      IN  WITNESS  WHEREOF, the Parent Guarantor has caused  this
Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   ALPHARMA INC.



                                   By: _______________________
                                       Name:
                                       Title:
                                                    Schedule 5(k)



                          Subsidiaries


                                                    Schedule 5(l)



                     Principal Subsidiaries



     A.   Non-U.S.

          1.     Alpharma AS
          2.     Dumex-Alpharma A/S
          3.     Alpharma Holdings Limited


     B.   U.S.

          1.     Alpharma USPD Inc.
          2.     Alpharma U.K. Holding Inc.


                                                Schedule 6(g)(vi)


                     Long Term Indebtedness

                        [To be attached]
                                                Schedule 7(a)(ii)



                        Permitted Liens


                                              Schedule 7(f)(i)(E)



                     Permitted Credit Lines

                        [To be attached.]


                                                      Exhibit A
                                                            to
                                                  Parent Guaranty



                      Subordination Terms


                       [To be attached.]